(LOGO) WELLS FARGO BANK

1320 Willow Pass Rd., Suite 205
PO. Box 4036
Concord, CA 94524
(800) 986-9711

                        ANNUAL STATEMENT AS TO COMPLIANCE
                              OFFICER'S CERTIFICATE

Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF2

In accordance with Section 9.18 of that certain Pooling and Servicing Agreement dated July 1, 1999 ("Agreement"), executed by and between Bear Stearns Commercial Mortgage Securities Inc., ("Depositor"), Wells Fargo Bank, National Association ("Servicer"), GMAC Commercial Mortgage Corporation("Special Servicer"), and LaSalle Bank National Association ("Trustee"), as authorized officer of Servicer, I certify that (i) a review of the activities and performance of the Servicer during the preceding calendar year has been made under my supervision, and (ii) to the best of my knowledge, based on such review, Servicer has performed and fulfilled its duties, responsibilities and obligations under the Agreement in all material respects throughout such year.

Wells Fargo Bank, National Association
"Servicer"


By:   Linda Fiduccia
Its:  Senior Vice President

Date:   April 10,2000